SECOND AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of August 30, 2012, to the Transfer Agent Servicing Agreement, dated as of July 21, 2008, as amended, April 28, 2011, (the "Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of the Schooner Funds (the "Funds") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Joseph Neuberger	By: /s/ Michael R. McVoy

Printed Name: Joseph Neuberger	Printed Name: Michael R. McVoy

Title: Chairman	Title: Executive Vice President

Amended Exhibit C to the Transfer Agent Servicing Agreement – Trust for Professional Managers
TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at August, 2012

Annual Service Charges to the Fund*
    •  Base Fee Per Cusip                                                                $__ /year**
    **Fee waived for the Schooner Fund Class I (only) for the first 6 months of launch,
                 i.e. from June 4, 2012 to January 4, 2013.
    •  NSCC Level 3 Accounts                                                       $__/open account
    •  No-Load Fund Accounts                                                     $__/open account
    •  Load Fund Accounts                                                            $__/open account
    •  Daily Accrual Fund Accounts                                             $__/open account
    •  Closed Accounts                                                                   $__/closed account

Activity Charges
    •  Manual Shareholder Transaction                                        $  __/transaction
    •  Omnibus Account Transaction                                           $  __/transaction
    •  Correspondence                                                                     $  __/item
    • vTelephone Calls                                                                    $  __/minute
    •  Voice Response Calls                                                            $  __/call
    •  Qualified Plan Accounts                                                       $__/account (Cap at $__/SSN)

Implementation Charges
    •  First Cusip                                                                               $__/fund group setup, first Cusip
    •  Subsequent Cusips                                                               $__/each additional Cusip

Fulfillment Services – Inbound Teleservicing Only
 $__/month
 $__/per minute telephone charges apply

Plus Out-Of-Pocket Expenses – Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, AML verification services, special reports, insurance, record retention, literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, data communication and implementation charges, travel, training, and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services  - FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, B.O.S.S. sales reporting data warehouse, investor e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, Short-Term Trader reporting

Fees are billed monthly.

* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of the fee schedule on this Amended Exhibit C.

Schooner Investment Group LLC

By: /s/ Jeremy McCann

Name: Jeremy McCann

Title: Chief Operating Officer        Date: September 6, 2012